Exhibit 99.1

Cellular Biomedicine Group Announces Closing of $43.13 Million Strategic Investment from
Dangdai International Group Co., Limited, a Wholly-Owned Hong Kong Subsidiary of Wuhan Dangdai
Science & Technology Industries Group Inc.
SHANGHAI, China and CUPERTINO, Calif., April 19, 2016 (GLOBE NEWSWIRE) -- Cellular Biomedicine Group Inc. (CBMG) (“CBMG” or the “Company”), a clinical-stage biomedicine firm engaged in the development of effective stem cell therapies for degenerative diseases and immunotherapies for cancer, today announced the final closing of Wuhan Dangdai Science and Technology Industries Group Inc.’s (“DANGDAI”) $43.13 million aggregate strategic investment for a total of 2,270,000 shares of the Company’s Common Stock. The Company previously received $5 million and issued 263,158 shares to DANGDAI as announced on February 4, 2016. On April 15, 2016 the company received DANGDAI’s remaining funding of $38.13 million and will be issuing 2,006,842 shares to DANGDAI.
Tony (Bizuo) Liu, Chief Executive Officer of CBMG, stated, "Cancerous diseases can be devastating to patients and their families. Also, Knee Osteoarthritis (KOA) can lead to a sedentary lifestyle with debilitating consequences. Our intended use of proceeds will help to advance the development of new cell-based technologies as treatments for both diseases with the goal of mitigating both the painful physical effects, as well as the emotional toll imposed on patients and their families.”
“We thank DANGDAI for their confidence in our team to support our mission to find safe and effective treatments for cancer and KOA under our dual technology platforms, immuno-oncology and stem cells. With the completion of this $43.13 million investment, we now have sufficient funding to move forward with our near-term operating objectives of multi-site clinical trials in immuno-oncology cell therapies in China and to file INDs and launch clinical trials for an off-the-shelf allogeneic adipose-derived mesenchymal progenitor cell (haMPC) AlloJoin™ therapy for KOA patients in the US and China and to further strengthen our pipeline. Our goal is to achieve clinical benefits and ultimately help patients to live longer lives and improve their quality of life," concluded Mr. Liu.
About Cellular Biomedicine Group
Cellular Biomedicine Group, Inc. develops proprietary cell therapies for the treatment of certain degenerative and cancerous diseases. Our developmental stem cell and Immuno-Oncology projects are the result of research and development by scientists and doctors from China and the United States. Our GMP facilities in China, consisting of nine independent cell production lines, are designed, certified and managed according to U.S. standards. To learn more about CBMG, please visit: www.cellbiomedgroup.com.
About Wuhan Dangdai Science & Technology & Industries Group Inc.
Founded in 1988, Wuhan Dangdai Science &Technology Industries Group Co., Inc. (“DTIG”) is a China based privately held conglomerate managed by a savvy leadership team. DTIG’s business ethics focus is on innovation, pragmatism, transparency, governance, collaboration, and prudence; and has a strong sense of social responsibility. Its portfolio companies are comprised of several Chinese publicly listed entities and private companies in the North America and Africa. DTIG’s diverse enterprise includes bio pharmaceuticals, media, entertainment, real estate development, tourism, agriculture, textile and financial services.
Forward-Looking Statements
Statements in this press release relating to plans, strategies, trends, specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "expects," "plans," "intends," "estimates," "potential," or "continue," or similar terms or the negative of these terms. Although CBMG believes the expectations reflected in the forward-looking statements are reasonable, they cannot guarantee that future results, levels of activity, performance or achievements will be obtained. CBMG does not have any obligation to update these forward-looking statements other than as required by law.

Contact:

Contacts:

Sarah Kelly
Director of Corporate Communications, CBMG
+1 650 566-5064
sarah.kelly@cellbiomedgroup.com

Vivian Chen
Managing Director Investor Relations, Grayling
+1 347 481-3711
vivian.chen@grayling.com